UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StarPoint, Stamford, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 26, 2012, Starwood Hotels & Resorts Worldwide, Inc. announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase up to $515,000,000 aggregate principal amount (subject to increase) of its 7.875% Senior Notes due 2014 (the “2014 Notes”), 7.375% Senior Notes due 2015, 6.75% Senior Notes due 2018 and 7.15% Senior Notes due 2019 (collectively, the “Notes”) and a consent solicitation to proposed amendments to the indenture governing the 2014 Notes, in each case in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 26, 2012, and the accompanying Letter of Transmittal and Consent, which are being sent to the holders of the Notes. A copy of the press release relating to such announcement, dated November 26, 2012, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	Press Release, dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/ Kristen Prohl
Name:	Kristen Prohl
Title:	Vice President-Associate General Counsel

Date: November 28, 2012